Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U. S. C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each undersigned officer certifies to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended June 30, 2013 of Digital Creative Development Corporation (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 15, 2013

By: /s/ Skuli Thorvaldsson

Skuli Thorvaldsson

Interim Chief Financial Officer

(Principal Financial Officer)